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Exhibit 99.1

[ATS LOGO]

ATS Corporation Announces Financial Results for the Third Quarter and Nine Months Ended September 30, 2007

        MCLEAN, VA—(MARKETWIRE)—November 7, 2007, ATS Corporation ("ATSC" or "the Company") (OTCBB:ATCT), a leading information technology company that delivers innovative technology solutions to federal, state, and local government organizations, today announced operating results for the third quarter and nine months ended September 30, 2007.

Third Quarter Results

        ATSC reported revenue of $25.6 million for the third quarter of 2007. EBITDA (1) was $2.0 million for the quarter, resulting in an EBITDA margin of 8.0%. Operating income for the quarter was $711,000 and the net income for the quarter was $353,000. Prior to the acquisition of Advanced Technology Systems, Inc. ("ATS") on January 16, 2007, ATSC was a blank check company without operating units or results.

        As previously disclosed in its 2007 first and second quarter earnings calls, ATSC continued to incur one-time transition-related costs from the January transaction that are not expected to be reflected in the ongoing performance of the Company. For the quarter ending September 30, 2007, those expenses included $38,000 in severance costs related to streamlining the Company's support operations and $144,000 related to start-up Sarbanes Oxley compliance initiatives. The exclusion of those expenses produces an adjusted EBITDA (2) of $2.2 million, resulting in an adjusted EBITDA margin of 8.7% for the quarter.

        Backlog as of September 30, 2007 was approximately $148.8 million, of which $40.6 million was funded. Days sales outstanding were 79 at the end of the third quarter of fiscal year 2007.

        As of September 30, 2007, ATSC's balance sheet included $13.5 million on its revolving credit facility related to the acquisition of Potomac Management Group which closed in September and $93.4 million in stockholders' equity.

Nine-Month Results

        ATSC reported revenue of $75.4 million for the first nine months of 2007. EBITDA (1) and adjusted EBITDA (2) was $5.0 million and $5.6 million, respectively, for the nine-month period resulting in EBITDA margin of 6.7% and adjusted EBITDA margin of 7.5%. Operating income and net loss for the nine-month period were $1.1 million and $6.3 million, respectively. The loss included a charge of $6.9 million on derivative liabilities attributed to the Company's warrants. Effective March 14, 2007, the Company's warrant agreement was clarified to state that ATSC was not required to net cash settle the instruments if unable to deliver registered shares of common stock to the warrant holders. As a result, ATSC was no longer required to mark the warrants to market and the warrants were reclassified from liabilities to stockholders' equity. Prior to March 14, 2007, ATSC marked the warrants to market as liabilities and recognized gains or losses on the increase or decrease in the fair value of the warrants. The nine months' results reflect the change in fair value through the date such liability was reclassified to equity.

Third Quarter Highlights

        Third quarter bookings totaled $46.0 million, including the following awards:

  •
  $16.5 million, 5-year contract with the Pension Benefit Guaranty Corporation ("PBGC") to provide software maintenance, operational and production support services for the Participant Applications Maintenance Team ("PAMT").

  •
  $14 million, 5-year contract with the Law Library of Congress to host, maintain and enhance the Global Legal Information Network ("GLIN") and supporting distance learning program.

  •
  $10 million, 5-year contract with the PBGC to provide development and maintenance support to My Pension Benefit Administration ("My PBA").

        Major ATSC highlights and accomplishments during the quarter included:

  •
  Winning all recompeted contracts, securing in excess of $30 million in revenue over multiple years.

  •
  Closing of Potomac Management Group acquisition on September 1, 2007, adding approximately $13 million in annual revenue with EBITDA margins in the mid-teens.

  •
  Announcing the acquisition of Number Six Software, Inc. ("Number Six"), expected to close in the next few days, adding approximately $33 million in annual revenue with 10 to 11% margins.

  •
  Increasing EBITDA (1) margins from 5% to 8% from the three months ending June 30, 2007 to the three months ending September 30, 2007.

  •
  Executing a strategic partnership with Thomson Financial and ATSC's commercial business unit, Appix, to target the broker dealer market by integrating the Appix mortgage backed securities processing system into Thomson Transaction Services main product, TTSHost.

  •
  Redeemed 2,835,222 warrants for $1,079,623 under the warrant repurchase program initiated in January 2007.

Management's Outlook

        Management will update guidance for the remainder of 2007 and provide guidance for 2008 after the Number Six acquisition closes, which we expect to occur in the next few days.

        ATSC President and Chief Executive Officer Dr. Edward H. Bersoff stated, "We are pleased to report a strong quarter of progress in which we won all recompeted contracts, significantly increased our margins, and expanded our market presence with the closing of the acquisition of Potomac Management Group."

        Bersoff continued, "While margin improvement continues to exceed projections, our revenue growth has been slower than estimated due to delays in several contract awards. Despite these issues, we are encouraged by our 100% recompete record and considerable increase in our pipeline and bid activity this past quarter."

        Bersoff concluded, "We will continue to prioritize on growth opportunities both from our new business development efforts and acquisitions. Our recently announced acquisition of Number Six will add significant scale to our business with no overlapping customers and expand our software development capabilities. We believe the combination of our acquisition strategy and the increasing pipeline from our new business development team is establishing a strong platform for expansion in 2008 and beyond. We continue to think the fundamentals of our business remain strong and the Company is well-positioned to achieve its long-term growth strategy."

Conference Call

        ATSC will conduct a third quarter conference call on Thursday, November 8, at 8:30 a.m EST. The number for the live teleconference is 888-321-3075, conference ID # 9420628.

        A recorded replay of the teleconference will be available Thursday, November 8, 2007, at 10:00 a.m. Eastern Time and will be available through Thursday, November 22, 2007. The teleconference replay and can be accessed by dialing 877-519-4471, conference ID # 9420628. A recorded replay of the teleconference will also be available on the Company website (www.atsva.com) for one year from the conference call date.

About ATS Corporation

        ATS Corporation operates through its subsidiaries, ATS, Reliable Integration Services, Potomac Management Group ("PMG"), and Appix, Inc. ("Appix").

        ATS Corporation is a leading provider of systems integration and application development, IT infrastructure management and strategic consulting services to U.S. federal and state and local government agencies, financial institutions and government-sponsored enterprises. Since its founding in 1978, ATS has been recognized for its custom software development and software integration capabilities and its deep domain expertise in federal government financial, human resource and data management systems. ATS has built and implemented over 100 mission-critical systems for clients.

        Any statements in this press release about future expectations, plans, and prospects for ATSC, including statements about the estimated value of the contract and work to be performed, and other statements containing the words "estimates," "believes," "anticipates," "plans," "expects," "will," and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: our dependence on our contracts with federal government agencies for the majority of our revenue, our dependence on our GSA schedule contracts and our position as a prime contractor on government-wide acquisition contracts to grow our business, and other factors discussed in our latest annual report on Form 10-K filed with the Securities and Exchange Commission on March 26, 2007. In addition, the forward-looking statements included in this press release represent our views as of November 7, 2007. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to November 7, 2007.

        Additional information about ATSC may be found at www.atsva.com.

(1)
EBITDA after extraordinary items is a non-GAAP measure that is defined as GAAP net income plus other expense, interest expense, income taxes, and depreciation and amortization adjusted for extraordinary expenses not expected to be reflected in the going performance of ATS related to the loss on warrant liabilities and vested, canceled options of the former Chief Financial Officer. The extraordinary expenses were only incurred in the first quarter of 2007. We have provided EBITDA because we believe it is a commonly used measure of financial performance in comparable companies and is provided to help investors evaluate companies on a consistent basis, as well as to enhance an understanding of our operating results. EBITDA is not a recognized term under U.S. GAAP and does not purport to be an alternative to net income as measure of operating performance or the cash flows from operating activities as a measure of liquidity. Please refer to the table at the end of this release that reconciles GAAP net income to EBITDA.

(2)
Adjusted EBITDA—Earnings before interest, taxes, depreciation and amortization adjusted for one time items not expected to be reflected in the ongoing performance of ATSC and related to severance expenses and start-up Sarbanes Oxley compliance costs. Adjusted EBITDA is not a recognized term under U.S. GAAP and does not purport to be an alternative to net income as measure of operating performance or the cash flows from operating activities as a measure of liquidity. Please refer to the table at the end of this release that reconciles GAAP net income to Adjusted EBITDA.

Reconciliation of GAAP Net Income to
"EBITDA (1) and Adjusted EBITDA (2)"

	3 months ending 9/30/2007	9 months ending 9/30/2007
Net Income (Loss)	$353,000	$(6,294,000)
Adjustments to EBITDA:
Depreciation	$186,000	$465,000
Amortization Intangibles	$1,146,000	$2,871,000
Interest	$125,000	$(26,000)
Taxes	$233,000	$507,000

EBITDA	$2,043,000	$(2,477,000)
EBITDA after Extraordinary Items
Warrants		$6,930,000
Stock Compensation Lloyd		$590,000

(1) EBITDA after Extraordinary Items	$2,043,000	$5,043,000
"Adjusted EBITDA"
Severance	$38,000	$360,000
SOX	$144,000	$231,000

Total Adjustments to EBITDA	$182,000	$591,000
(2) "Adjusted EBITDA"	$2,225,000	$5,634,000

ATS Corporation
Consolidated Balance Sheets (unaudited)

	September 30, 2007 (unaudited)	December 31, 2006
Assets
Current Assets
Cash	$239,908	$213,395
Accounts receivable	29,567,802	—
Prepaid expenses and other current assets	1,019,782	136,006
Income tax receivable	2,721,771	—
Deferred income taxes, current	1,115,021	—

Total Current Assets	34,664,284	349,401
Short-term investments held in Trust account	—	121,024,475
Restricted Cash	1,262,530	—
Cash and cash equivalents held in trust fund	—	1,332
Property and equipment, net	1,503,049	—
Goodwill	77,222,617	—
Intangible assets, net	17,161,816	—
Deferred acquisition costs	—	1,361,215
Other assets	431,730	—
Deferred income tax benefit	—	502,744

Total Assets	$132,246,026	$123,239,167

ATS Corporation
Consolidated Balance Sheets (continued)

	September 30, 2007 (unaudited)	December 31, 2006
Liabilities and Stockholders' Equity
Line of credit	$—	$—
Notes payable and capital leases—current portion	918,298	—
Accounts payable and accrued expenses	8,575,221	942,146
Accrued salaries and related taxes	4,892,712	—
Accrued leave benefits	2,680,450	—
Income taxes payable	230,865	310,606
Warrant liabilities	—	13,860,000
Other current liabilities	509,873	—
Deferred income taxes—current portion	—	40,489

Total Current Liabilities	17,807,419	15,153,241
Notes Payable	14,996,253	—
Capital leases—net of current portion	107,689	—
Other long term liabilities	328,573	—
Deferred income taxes—net of current portion	5,605,770	—

Total Liabilities	38,845,704	15,153,241
Common stock, subject to possible redemption 4,197,900 shares	—	23,424,282
Interest income attributable to common stock subject to possible redemptions (net of taxes of $0 and $561,204, respectively)	—	702,752

Total common stock subject to possible redemption	—	24,127,034

Commitments and Contingencies	—	—
Stockholders' Equity
Common stock—$.0001 par value; 100,000,000 shares authorized; 26,626,079 and 26,250,000 issued; 18,283,324 and 26,250,000 outstanding, respectively (which includes 0 and 4,197,900 shares subject to possible redemption, respectively)	2,662	2,625
Additional paid in capital	126,772,677	81,467,698
Treasury stock, at cost 8,342,755 shares	(30,272,007)	—
Retained earnings (deficit)	(3,103,010)	2,488,569

Total Stockholders' Equity	93,400,322	83,958,892
Total Liabilities and Stockholders' Equity	$132,246,026	$123,239,167

ATS Corporation

        Consolidated Statements of Operations (unaudited)

	Successor		Successor		Predecessor
	ATS Corp 3 months ending 9/30/2007	ATS Corp 3 months ending 9/30/2006	ATS Corp 9 months ending 9/30/2007	ATS Corp 9 months ending 9/30/2006	ATS I 3 months ending 7/31/2006	ATS I 9 months ending 7/31/2006
Revenue	$25,646,747	—	$75,372,148	—	$30,048,881	$86,231,975
Operating Costs and Expenses
Cost of Services	17,753,224	—	52,922,818	—	18,907,450	54,138,280
Selling, general and administrative	5,850,756	102,400	18,006,631	996,021	9,430,722	27,807,147
Depreciation and Amortization	186,052	—	465,608	—	202,314	622,314
Amortization of Intangible Assets	1,146,205	—	2,870,689	—	5,035	34,202

Total operating costs and expenses	24,936,237	102,400	74,265,746	996,021	28,545,521	82,601,943
Operating Income	710,510	(102,400)	1,106,402	(996,021)	1,503,360	3,630,032
Other Income (Expense)
Interest Income (expense), net	(124,571)	1,448,763	26,417	4,032,676	(92,504)	(277,396)
Gain (Loss) on warrant liabilities	—	4,200,000	(6,930,000)	5,040,000	—
Other income	93	—	9,847	—	31,223	47,118

Income (Loss) Before Income Taxes	586,032	5,546,363	(5,787,334)	8,076,655	1,442,079	3,399,754
Income Tax (Benefit) Expense
Current	232,827	840,378	506,999	1,721,171	750,691	1,564,180
Deferred	—	(232,431)	—	(348,483)	—	—

Income (Loss) from Continuing Operations	353,205	4,938,416	(6,294,333)	6,703,967	691,388	1,835,574

Loss from Discontinued Operations	—	—	—	—	(623,773)	(1,194,681)
Net Income (Loss)	$353,205	$4,938,416	$(6,294,333)	$6,703,967	$67,615	$640,893

Calculation of Net Income for Diluted Earnings
Net Income less gain on derivative liabilities	—	$(4,200,000)	—	$(5,040,000)	—	—

Adjusted Net income for diluted earnings	$353,205	$738,416	$(6,294,333)	$1,663,967	$67,615	$640,893

Weighted average number of shares outstanding
-basic	18,194,081	26,250,000	18,870,815	26,250,000	19,022,500	19,022,500

-diluted	18,499,615	26,250,000	18,870,815	26,250,000	19,469,600	19,469,600

Weighted average number of shares outstanding exclusive of shares subject to possible redemption
-basic	18,194,081	26,250,000	18,870,815	26,250,000	19,022,500	19,022,500

-diluted	18,499,615	26,250,000	18,870,815	26,250,000	19,469,600	19,469,600

Basic net income (loss) per share
-Continuing operations	$0.02	$0.19	$(0.33)	$0.26	$0.04	$0.10
-Discontinued operations	—	—	—	—	(0.03)	(0.06)

Net income (loss)	$0.02	$0.19	$(0.33)	$0.26	$0.00	$0.03
Net income (loss) not subject to possible redemption	$0.02	$—	$—	$—	$—	$—

Weighted average number of shares outstanding	—	26,250,000	—	26,250,000	—	—
Shares assumed from the conversion of warrants	—	3,111,111	—	3,818,182	—	—

Weighted average number of shares outstanding — diluted	—	29,361,111	—	30,068,182	—	—

Diluted net income (loss) per share
-Continuing operations	$0.02	$0.03	$(0.33)	$0.06	$0.04	$0.10
-Discontinued operations	—	—	—	—	(0.03)	(0.06)

Net income (loss)	$0.02	$0.03	$(0.33)	$0.06	$0.00	$0.03
Net income (loss) not subject to possible redemption	$0.02	$0.19	$(0.33)	$0.26	$0.00	$0.03

ATS Corporation
Consolidated Statement of Cash Flows (unaudited)

	(Successor)		(Predecessor)
	For the Nine Months Ended September 30, 2007	For the Nine Months Ended September 30, 2006	For the Nine Months Ended July 31, 2006
Cash Flows from Operating Activities
Net income (loss)	$(6,294,333)	$6,703,967	$640,893
Adjustments to reconcile net income (loss) to net cash (used in) provided by operating activities:
Depreciation and amortization	465,608	—	656,516
Amortization of intangibles	2,870,689	—	—
Deferred income taxes	(1,942,376)	(348,483)	(1,786,808)
Deferred rent	—	—	(231,492)
Loss on disposal of equipment	—	—	58,283
Stock-based compensation	778,443	—	—
Board of Director's stock compensation	42,638	—	—
Interest on notes payable	14,141	—	—
(Gain) Loss on derivative liabilities attributable to warrants	6,930,000	(5,040,000)	—
Changes in assets and liabilities, net of effects of acquisitions:
Accounts receivable	(5,813,760)	—	(360,727)
Interest receivable	—	(128,876)	—
Prepaid expenses	(632,007)	67,930	49,645
Prepaid supplies	—	—	381,361
Income taxes receivable	(277,399)	(195,214)	(363,610)
Other assets	(61,965)	—	(213,229)
Accounts payable and accrued expenses	46,826	1,234,167	(844,118)
Accrued salaries and related taxes	(4,027,516)	—	(770,593)
Accrued vacation	391,839	—	95,167
Other current liabilities	(385,324)	—	—
Other long-term liabilities	(362,767)	—	—

Net Cash (Used in) Provided by Operating Activities	(8,257,263)	2,293,491	(2,688,712)

Cash Flows from Investing Activities
Purchase of property and equipment	(359,976)	—	(298,988)
Sale of U.S. government securities held in Trust fund	121,024,475	—	—
Purchase of U.S. government securities held in Trust fund	—	(595,573,920)	—
Maturities of U.S. government securities held in Trust fund	—	593,344,327	—
Purchase of Advanced Technology Systems Incorporated, net of cash received	(79,396,068)	—	—
Purchase of Potomac Management Group, Inc., net of cash received	(13,684,302)	—
Purchase of Reliable Integration Services, Inc., net of cash received	(997,849)	—	—
Deferred acquisition costs	—	(1,154,976)	—
Release of cash held in Trust Fund	1,332	269,161	—
Restricted cash	(44,748)	—	—

Net Cash Provided by (Used in) Investing Activities	26,542,864	(3,115,408)	(298,988)

Cash Flows from Financing Activities
Net borrowings on line-of-credit	13,496,253	—	1,687,035
Payments on notes payable	—	—	(41,469)
Payments on capital leases	(52,989)	—	(19,959)
Payments to repurchase stock purchase warrants	(1,430,345)	—	—
Payments to repurchase treasury stock	(30,272,007)	—	(4,662)

Net Cash (Used in) Provided by Financing Activities	(18,259,088)	—	1,620,945

Net Increase (Decrease) in Cash	26,513	(821,917)	(1,366,755)
Cash, beginning of period	213,395	1,855,394	1,366,755

Cash, end of period	$239,908	$1,033,477	$—

Company Contact:
Joann O'Connell
Vice President, Investor Relations
ATS Corporation
(703) 506-0088

Pubic Relations Contact:
David Knowles
301-924-0330 x25

Investor Relations Contact:
Laura Kowalcyk
Investor Relations
CJP Communications for ATS Corporation
(212) 279-3115 ext.209
Email Contact: lkowalcyk@cjpcom.com

Source: ATS Corporation

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  Exhibit 99.1